Exhibit 99.1

Black Ridge Oil & Gas, Inc. Sponsored SPAC Announces Merger Agreement

Minneapolis, December 19, 2018 Black Ridge Oil & Gas, Inc. (the “Company” or “Black Ridge”) (OTCQB: ANFC) announced the execution of a merger agreement between Black Ridge Acquisition Corp. (“BRAC” (NASDAQ: BRAC, BRACU, BRACW, BRACR) and entities owned by Ourgame International Holdings Ltd (“Ourgame”). The entities owned by Ourgame consist of Allied Esports International, Inc. and WPT Enterprises, Inc. Upon completion of the transaction, it is expected that BRAC will be renamed Allied Esports Entertainment, Inc. and its common stock is expected to trade on the NASDAQ Capital Market Exchange under the ticker symbol AESE. The transaction is subject to certain closing conditions, including BRAC shareholder approval, and is expected to close in the first quarter of 2019.

Black Ridge was the sponsor of BRAC, a special purpose acquisition company (“SPAC”), which began trading on the NASDAQ Capital Market on October 5, 2017. Upon completion of the transaction, as sponsor of the SPAC, Black Ridge is expected to own 3,939,500 shares of BRAC common stock (“Sponsor Shares”), subject to a one-year lockup period. Black Ridge has granted distribution rights to a portion of the Sponsor Shares to its officers and directors under the 2018 Management Incentive Plan detailed in the Form 8-K dated March 6, 2018. A schedule of the potential value of the total amount of these shares to Black Ridge at varying AESE stock prices is as follows:

BRAC (AESE) Stock Price	Value of BRAC (AESE) Shares held by Black Ridge
$8.00	$31,516,000
$10.00	$39,395,000
$12.00	$47,274,000
$14.00	$55,153,000

“The Allied Esports Entertainment transaction is the culmination of a two year long process at Black Ridge to sponsor a SPAC and execute on a business combination,” commented Black Ridge CEO Ken DeCubellis. “The opportunities in the global esports market are massive and we believe Allied Esports is extremely well-positioned as an early mover with a track record of successful execution. Upon completion of the transaction, we look forward to providing Black Ridge shareholders with our future plan for Black Ridge, including potential distribution of some or all of the Sponsor Share proceeds.”

A detailed description of the transaction can be found in a Current Report on Form 8-K to be filed by BRAC with the Securities and Exchange Commission. Interested parties can obtain a copy of the Form 8-K, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

About the Company

Black Ridge Oil & Gas is based in Minneapolis, Minnesota. For additional information, visit the Company's website at www.blackridgeoil.com.

About BRAC

Black Ridge Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. For additional information, visit the BRAC website at www.blackridgeacq.com.

Black Ridge Acquisition Corp. is led by Chairman of the Board and Chief Executive Officer Kenneth DeCubellis, Chief Operating Officer Michael Eisele and Chief Financial Officer James Moe.

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Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected or that share prices will be achieved and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the possibility that the transaction between BRAC and entities owned by Ourgame does not close, including due to the failure to receive required security holder approvals or regulatory approvals or the failure of other closing conditions, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of Black Ridge’s websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Contact:

James Moe

Black Ridge Oil & Gas, Inc.

952-426-1241

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